UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: September 22, 2022

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38326	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CWBR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COHBAR, INC.

FORM 8-K

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On September 22, 2022, as approved by the stockholders of CohBar, Inc. (the “Company”) on June 15, 2022, the Company filed a certificate of amendment (the “Certificate of Amendment”) to its Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock at a ratio of 1-for-30, effective as of September 23, 2022 (the “Reverse Stock Split”).

The Certificate of Amendment also provided for an effective increase in the number of authorized shares of common stock of the Company to 12,000,000 shares, effective as of September 23, 2022. Such increase was approved by the stockholders of the Company on June 15, 2022 and was calculated as the prior authorized common share amount, multiplied by two times the Reverse Stock Split ratio of 1-for-30.

This summary is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 22, 2022, the Company announced that, effective October 1, 2022, the Company’s board of directors (the “Board”) has lowered the annual cash fees paid to members of the Board to, among other changes, an annual fee of $40,000 for Board members and an annual fee of $70,000 for the chairman of the Board.

Item 8.01	Other Events.

The Board has determined to set the Reverse Stock Split ratio at 1-for-30. The Reverse Stock Split will become effective at 12:01am ET on September 23, 2022, and the shares will begin trading on a split-adjusted basis on September 23, 2022.

Upon the effectiveness of the Reverse Stock Split on September 23, 2022, every thirty shares of the Company’s issued and outstanding common stock will be automatically combined and reclassified into one issued and outstanding share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split and stockholders will be entitled to a cash payment in lieu of any fractional shares. The Reverse Stock Split will not affect any stockholder’s ownership percentage of the Company’s common stock, alter the par value of the Company’s common stock, or modify any voting rights or other terms of the common stock.  In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive plans.  Immediately prior to the Reverse Stock Split, there were approximately 87,208,265 shares of common stock outstanding. After the reverse stock split, there will be approximately 2,906,942 shares outstanding.

At the market open on September 23, 2022, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “CWBR,” but will be assigned a new CUSIP number (19249J307) and will trade on a split-adjusted basis.

In connection with the Reverse Stock Split, the Company also effectively increased the number of shares of authorized common stock under its Certificate of Incorporation from 180,000,000 shares of common stock to 12,000,000 shares of common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation, filed September 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

September 22, 2022	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno
Chief Financial Officer

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